             As filed with the Securities and Exchange Commission
                                on May 14, 1999

                          Registration No. 333-26857

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        Post-Effective Amendment No. 1

                                      to

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                          BANYAN SYSTEMS INCORPORATED
            (Exact Name of Registrant as Specified in its Charter)

        MASSACHUSETTS                                        04-2798394
  (State or Other Jurisdiction of                         (I.R.S. Employer
   Incorporation or Organization)                      Identification Number)

     120 FLANDERS ROAD, WESTBORO, MASSACHUSETTS                 01581
       (Address of Principal Executive Offices)              (Zip Code)



                          NON-QUALIFIED STOCK OPTIONS
                           (Full Title of the Plan)

                             MARK G. BORDEN, ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                    (Name and Address of Agent for Service)

                                (617) 526-6000
         (Telephone Number, Including Area Code, of Agent for Service)

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

     Pursuant to a Registration Statement on Form S-8 (File No. 333-26857) filed with the Securities and Exchange Commission on May 9, 1997 (the "Registration Statement"), Banyan Systems Incorporated (the "Company") registered under the Securities Act of 1933, as amended (the "Act"), an aggregate of 250,000 shares (the "Registered Shares") of Common Stock, $.01 par value per share, of the Company (the "Common Stock"). 120,000 and 130,000 of such Registered Shares, respectively, were to be issued pursuant to two non-qualified stock options (the "120,000 Share Option" and the "130,000 Share Option," respectively) granted by the Company to two certain recipients pursuant to written employment agreements executed between the Company and such recipients.

     In connection with the resignation of the recipient of the 130,000 Share Option from his employment at the Company, the 130,000 Share Option terminated with 70,000 Registered Shares unissued (the "Unissued Shares"). This Post-Effective Amendment No. 1 to the Registration Statement is being filed for the
purpose of deregistering the Unissued Shares.   The Registration Statement shall
remain unchanged in all other respects, and the Registered Shares other than the Unissued Shares shall remain registered under the Act in accordance with the Registration Statement.

     Pursuant to Rule 478 promulgated under the Act, the Company has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereto duly authorized, in the Town of Westboro, Commonwealth of Massachusetts, on this 14th day of May, 1999.

                                    BANYAN SYSTEMS INCORPORATED



                                    By:  /s/ Richard M. Spaulding
                                         ------------------------
                                       Richard M. Spaulding
                                       Vice President, Finance and
                                       Chief Financial Officer